Exhibit 10.1

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is made as of the [ ]th day of November, 2023, by and between SportsMap Tech Acquisition Corp. (the “Company”) and [ ] (“Lender”).

1.       Loan. Lender shall make a loan to the Company in an amount as set forth on the Promissory Note, attached hereto as Exhibit A (the “Promissory Note”). Lender shall tender to the Company an executed Loan Agreement with the loan amount by wire transfer, check, bank draft or money order in United States dollars to wire instructions delivered in writing by the Company in accordance with this Agreement. The terms of repayment of the loan are as set forth in the Promissory Note.

2.       Company Equity. In consideration for the loan, Lender shall be entitled to receive from the Company [ ] shares of the Company’s Founder Shares (as defined in that certain Letter Agreement, dated October 18, 2021, by and among the Company, SportsMap, LLC, Roth Capital Partners, LLC, and each of the officers, directors and initial stockholders of the Company (the “Letter Agreement”)).

3.       Representations and Warranties. The Lender hereby represents, warrants and agrees as follows:

(a)	The Lender is an “accredited investor” as that term is defined in the federal securities laws.

(b)	The Lender has the financial ability to bear the substantial economic risk of the Lender’s investment in the Company (including its possible entire loss), has adequate means for providing for the Lender's current needs and personal contingencies, and has no need for liquidity with respect to such investment.

(c)	The Lender has reviewed the Letter Agreement, and acknowledges and understands the restrictions on transfer set forth therein, and agrees to be bound by such restrictions on transfer and such other terms and conditions as are applicable to the Founder Shares as set forth therein.

(d)	The Lender and the Lender's attorney, accountant and/or tax advisor (collectively, the “Advisors”) have conducted an independent investigation of the Company, received all documents requested by the Lender, have carefully reviewed them and understand the information contained therein, and the Lender and the Advisors, if any, have had access to the same kind of information which would be available in a registration statement filed by the Company under the Securities Act. The Lender acknowledges that all documents, records and books pertaining to the investment have been made available for inspection by the Lender and the Advisors. The Lender has been given no oral or written representations or assurances from the Company or any representative of the Company except as stated in this Loan Agreement. In evaluating the suitability of an investment in the Company, the Lender has not relied upon any representation or other information (oral or written) other than as stated in this Loan Agreement or as contained in documents or written answers to questions so furnished to the Lender or the Advisors by the Company.

(e)	The Lender, together with the Advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable the Lender to utilize the information made available to the Lender in connection with this Loan Agreement to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. The Lender is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic, business and related considerations of an investment in the Company, and the Lender has relied on the advice of, or has consulted with, only such Lender's own Advisors.

4.       Miscellaneous.

(a)	This Agreement and the Promissory Note constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

(b)	Neither party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties and their respective successors, heirs and assigns and permitted transferees.

(c)	Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

(d)	This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(e)	This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(f)	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission to the address set forth in Section 9 of the Promissory Note.

(g)	This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely therein, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in the State of Delaware and they hereby submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Loan Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the Lender shall furnish in writing to the Company. THE LENDER AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:

SPORTSMAP TECH ACQUISITION CORPORATION

By:
Name: David Gow
Title: Chief Executive Officer

LENDER:

By:
Name: [ ]

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $[ ]	Dated as of [ ], 2023

SportsMap Tech Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of [ ] (the “Payee”) the principal sum of [ ] Dollars ($[ ]) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Promissory Note (this “Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The principal balance of this Note shall be payable promptly after the date (the “Repayment Date”) on which the Maker consummates an initial business combination (a “Business Combination”) with a target business (as described in the Maker’s initial public offering prospectus on Form S-1 dated October 18, 2021 (the “Prospectus”)).

2.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.	Non-Convertible; Non-Recourse. This Note shall not be convertible into any securities of Maker, and Payee shall have no recourse with respect to the Payee’s ability to convert this Note into any securities of Maker.

4.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

SportsMap Tech Acquisition Corp.

5353 West Alabama, Suite 415

Houston, TX 77056

Attn: David Gow

Email: david.gow@gowmedia.com

If to Payee:

[_______]
[_______]
[_______]

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.	Jurisdiction. The courts of the State of Delaware have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of Delaware.

12.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Trust Waiver. The Payee has been provided a copy of the Prospectus. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever. If Maker does not consummate a Business Combination, this Note shall be repaid only from amounts remaining outside of the trust account, if any.

14.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

SPORTSMAP TECH ACQUISITION CORP.

By:
	Name:	David Gow
	Title:	Chief Executive Officer

Accepted and Agreed:

[ ]

________________________________________

[Signature Page to Promissory Note]